Exhibit 10.61

FORM OF FIRST AMENDMENT
TO
EXECUTIVE SEVERANCE AGREEMENT

First Amendment (“Amendment”) made as of                            day of December, 2008 to the Executive Severance Agreement (“Agreement”) dated as of March 3, 2008, by and between Mac-Gray Corporation, a Delaware corporation with its principal place of business in Waltham, Massachusetts (the “Company”), and                    (the “Executive”).

WHEREAS, the parties hereto desire to amend the Agreement to comply with the requirement of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

1.             Section 5(a) of the Agreement is hereby amended by deleting the final sentence of the first paragraph of said Section in its entirety and by substituting therefor the following:

“To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the payments and benefits shall be reduced in the following order:  (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits.  To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.”

2.             Section 5 of the Agreement is hereby amended by adding the following subsection (d) at the end thereof:

“(d)         All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement.  All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred.  The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year.  Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.”

3.             All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

4.             This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by the Executive as of the date first above written.

Mac-Gray Corporation

By:
Name:
Title:

Executive

[Signature Page to First Amendment to Executive Severance Agreement]